SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                ----------

                                 FORM 8-K
                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  August 31, 1998


                                ----------

                           1MAGE SOFTWARE, INC.
          (Exact name of registrant as specified in its charter)

                                ----------
      Colorado                 0-12535                 84-0866294
(State or other        (Commission File Number)     (I.R.S. Employer
  jurisdiction of                                   Identification No.)
   incorporation)

                         6486 South Quebec Street
                         Englewood, Colorado 80111
                 (Address of principal executive offices)

Registrant's telephone number, including area code:  (303) 694-9180

ITEM 5 - OTHER EVENTS

     See the Registrant's press release, labeled Attachment A, attached hereto and incorporated by reference to this report. Also attached, labeled Attachment B, are financial statements of SupraLife International for the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1998 and 1997, as well as Unaudited Pro Forma Condensed Consolidated Financial Statements for SupraLife International and the Registrant for the year ended December 31, 1997 and the six months ended June 30, 1998.




                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on September 3, 1998.

                                   1MAGE SOFTWARE, INC.


                                   By:/s/David R. DeYoung
                                        David R. DeYoung
                                        President

                        ATTACHMENT A PRESS RELEASE


1MAGE Announces Amendment to Merger Agreement with SupraLife International -- SupraLife Announces Return of Peter Holliday as CEO
--  SupraLife Reports Historical Financial Results
--  1MAGE and SupraLife Report Pro Forma Financial Results

ENGLEWOOD, CO -- August 31, 1998 -- 1MAGE Software, Inc. (NASDAQ: ISOL) announced today that the terms of its merger agreement with SupraLife International have been amended so that 1MAGE's shareholders will own 25% of the outstanding shares of the combined company rather than 20% as was previously announced.

     SupraLife reported its historical financial results for the first six months of 1998 and for the years ended December 31, 1997, 1996 and 1995. SupraLife also announced that Peter Holliday, the Chairman of SupraLife's Board of Directors, has agreed to reassume the position of Chief Executive Officer of SupraLife, effective immediately. 1MAGE and SupraLife also announced their pro forma condensed consolidated results of operations for the first six months of 1998 and for the year ended December 31, 1997, and their pro forma combined condensed balance sheet information as of June 30, 1998.

     1MAGE and SupraLife have entered into an agreement to merge, whereby SupraLife, a privately-held company which develops, manufactures and distributes preventative health, personal care, sports & fitness and weight management products, will become a wholly-owned subsidiary of 1MAGE. The merger still must be approved by the shareholders of each company. 1MAGE anticipates scheduling a meeting of its shareholders in October 1998 to approve the merger.

     Peter Holliday previously served as President and Chairman of the Board of SupraLife, when he led the private company's growth from annual sales of around $3 million in 1991 to revenues of $33.3 million in 1996. Holliday, who resumed the position of Chairman of SupraLife's Board of Directors in February 1998, is returning to the CEO position at the request of the Board in response to the trend of declining sales that began in the second half of 1997 and led to losses in the first six months of 1998.

     SupraLife reported net sales of $7,950,000 for the first six months of 1998, compared to $18,813,000 for the first six months of 1997. Net sales for the full years of 1997, 1996 and 1995 were $29,113,000, $33,331,000 and $10,478,000, respectively. SupraLife's net loss for the first six months of 1998 was $978,000, or $0.10 per basic share, compared to net income of $2,194,000, or $0.22 per share, for the first six months of 1997. Net income for the full years of 1997, 1996 and 1995 was $2,315,000, $3,130,000 and $411,000, respectively, or $0.23, $0.31 and
$0.05 per share, respectively.

     Peter Holliday stated "Net sales decreased during the second half of 1997 and during 1998 for a number of reasons, including SupraLife management's decision during the first half of 1997 to terminate several major distributors who had violated SupraLife policies and procedures, creating a significant business risk to the company.

     "The terminations of these distributors significantly reduced sales and led to expensive and distracting litigation. Management focus was also diverted to costly start-up operations in Europe and the company's new weight management seminar services company, Proven Results, Inc., which together lost approximately $900,000 in the first half of 1998 and $800,000 in the second half of 1997."

     Mr. Holliday added, "In addition to the change in top management, SupraLife's Board of Directors has implemented an aggressive program to improve results of operations in future periods. We have drastically cut the expenses of our international operations and have taken steps to reduce losses at Proven Results. We have reduced our employee headcount by around 20%. Most importantly, we have renewed our focus on our domestic distributors, implementing new programs designed to increase their interest in and involvement with our company, including a revised compensation plan which better rewards individual efforts.

     "We are also exploring the possibility of using our recently acquired manufacturing facility to develop and produce new products. We will investigate alternative product lines and distribution channels that could provide opportunities for the company but our primary concern will be to ensure the continuing strength of our current distribution network."

     David R. DeYoung, president and chief executive officer for 1MAGE, commented, "Because SupraLife's financial results for the first half of 1998 were not as strong as in prior periods, we felt it was reasonable for 1MAGE shareholders to retain a larger percentage of the combined company. We are very pleased that Peter Holliday has agreed to return to the role in which he built the company up to more than $33 million in sales and more than $3 million in annual earnings." Mr. DeYoung added, "1MAGE management is encouraged by the other steps taken to address SupraLife's recent problems and continues to believe that the merger represents an outstanding opportunity for 1MAGE and its shareholders."

     On a pro forma combined basis, 1MAGE and SupraLife had net sales of $8,776,000 for the first six months of 1998, and net sales of $30,921,000 for the year ended December 31, 1997. Pro forma combined net loss for the first six months of 1998 was $1,133,000, or $0.13 per share (based on a weighted average number of shares outstanding after the merger of 8,751,471). Pro forma combined net income for the full year ended December 31, 1997 was $1,818,000, or $0.21 per share (based on a weighted average of 8,755,388 shares). The combined companies would have pro forma combined total assets of $6,442,000, and pro forma combined shareholders' equity of $1,665,000, as of June 30, 1998.

     1MAGE Software, Inc. is the leading provider of electronic imaging systems to end users of Ardent Software, Inc. 1MAGE (R) is marketed through a direct sales force and through an international network of Value Added Resellers (VARs). For additional information contact 1MAGE at 303/773-1424 or visit its website at www.1mage.com.

     SupraLife International was founded in 1991 and develops, manufactures and distributes preventative health, personal care, sports & fitness and weight management products designed to promote a healthy lifestyle. SupraLife distributes its products in all 50 states and in the United Kingdom and the Netherlands through a network of approximately 37,000 independent distributors and preferred customers. SupraLife is a privately-held company based in San Diego. For more information contact SupraLife at 619/653-6510, or visit its website at www.toddy.com.

     Statements expressing the beliefs and expectations of 1MAGE and SupraLife management regarding future performance are forward-looking and involve risks and uncertainties, including but not limited to: market demand for products, the overall market demand for imaging software, nutritional supplements and personal care products, the success of new SupraLife management in improving near term financial results, the actual effect of changes in policies or strategies at 1MAGE and SupraLife, uncertainties as to the outcome and ultimate financial impact of SupraLife's distributor litigation, maintenance of adequate cash flow to sustain operations at both companies, quarterly fluctuations in financial results, and other risk factors identified from time to time in 1MAGE's reports filed with the Securities and Exchange Commission, copies of which may be obtained at www.sec.gov or by written request submitted to 1MAGE.

           SUMMARY OF SUPRALIFE HISTORICAL FINANCIAL STATEMENTS

     The following tables summarize selected financial data of SupraLife for the periods indicated.

CONSOLIDATED BALANCE SHEETS OF SUPRALIFE INTERNATIONAL


In thousands,                                     December 31,
except per share data       June 30, 1998         1997     1996
                            -------------         ----     ----

Current assets                  $2,467           $2,965   $4,786

Total assets                     4,665            5,146    6,376

Current liabilities              3,130            2,521    4,921

Long-term obligations              734              547       49

Total shareholders' equity         801            2,079    1,406

Dividends per share                  0             0.18     0.05



CONSOLIDATED STATEMENTS OF OPERATIONS OF SUPRALIFE INTERNATIONAL


                       Six Months Ended
In thousands,              June 30,           Years Ended Dec. 31
 except per share data 1998       1997      1997      1996      1995
                       ----       ----      ----      ----      ----

Net sales             $7,950     $18,813   $29,113   $33,331   $10,478

Income (loss)
 from operations     (1,451)       3,535     3,809     5,126       131

Net income (loss)      (978)       2,194     2,315     3,130       411

Basic earnings
 (loss) per share      (0.10)      0.22      0.23      0.31      0.05

                             SUMMARY PRO FORMA
                CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The Summary Pro Forma Condensed Consolidated Balance Sheet has been prepared based on the unaudited historical condensed consolidated balance sheets of SupraLife and 1MAGE as of June 30, 1998, and gives effect to the merger as if it had occurred as of June 30, 1998. The Summary Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1998 and for the year ended December 31, 1997, give effect to the merger as if it had occurred as of January 1, 1997. These summary Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of the actual results of operations that would have been reported had the merger been consummated as of January 1, 1997, nor do they purport to indicate the results of future operations of the combined companies. Furthermore, the pro forma results do not give effect to any cost savings or incremental costs which may occur as a result of the merger. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made. The merger has been accounted for using the purchase method of accounting.

          SUMMARY PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


AS OF JUNE 30, 1998
-------------------

                                                  Pro Forma  Pro Forma
                            1MAGE     SupraLife   AdjustmentConsolidated
                            -----     ---------   ---------------------

In thousands

Current assets                $574      $2,467        --        $3,041

Total assets                 1,558       4,665       218         6,442

Current liabilities            631       3,130       125         3,886

Long-term obligations          157         734        --           891

Total shareholders' equity     770         801        93         1,665




                        SUMMARY PRO FORMA CONDENSED
                   CONSOLIDATED STATEMENTS OF OPERATIONS


SIX MONTHS ENDED JUNE 30, 1998
------------------------------

                                                  Pro Forma  Pro Forma
                            1MAGE     SupraLife   AdjustmentConsolidated
                            -----     ---------   ---------------------

In thousands, except per share data

Net sales                    $ 826     $ 7,950       ---       $ 8,776

Income (loss)
 from operations             (130)     (1,451)      (11)       (1,592)

Net income (loss)            (145)       (978)      (11)       (1,133)

Net earnings (loss)
 per share                  $(0.07)     $(0.10)      ---        $(0.13)

Weighted avg. #
 of common shares            2,142       9,822   (3,212)         8,751



YEAR ENDED DECEMBER 31, 1997
----------------------------

                                                  Pro Forma  Pro Forma
                            1MAGE     SupraLife   AdjustmentConsolidated
                            -----     ---------   ---------------------

In thousands, except per share data

Net sales                  $ 1,809    $ 29,113       ---      $ 30,921

Income (loss)
 from operations             (464)       3,809      (22)         3,324

Net income (loss)            (475)       2,315      (22)         1,818

Net earnings (loss)
 per share                  $(0.22)      $0.23       ---          $0.21

Weighted avg. #
 of common shares            2,146       9,928   (3,319)         8,755

                               ATTACHMENT B



                 SUPRALIFE INTERNATIONAL AND SUBSIDIARIES
                (Formerly Eagle Lifestyle Nutrition, Inc.)

                     CONSOLIDATED FINANCIAL STATEMENTS
                      TOGETHER WITH AUDITORS' REPORT


                 Report of Independent Public Accountants
                 ----------------------------------------


To the Shareholders' of
  SupraLife International:

We have audited the accompanying consolidated balance sheets of SUPRALIFE INTERNATIONAL (formerly Eagle Lifestyle Nutrition, Inc.) (a California corporation) and subsidiaries, as of December 31, 1997 and 1996 and the related consolidated statements of income, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 9 to the consolidated financial statements, the Company is a defendant in various litigation with certain former distributors.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SupraLife International and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.




                                   ARTHUR ANDERSEN LLP

San Diego, California
April 2, 1998





H&B                                     Harlan & Boettger, LLP
                                        Certified Public Accountants

                                        James C. Harlan II
                                        William C. Boettger
                                        P. Robert Wilkinson
                                        Marshall J. Varano

                       INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
of Eagle Lifestyle Nutrition, Inc.

We have audited the accompanying statements of income, shareholders' equity (deficit) and cash flows of Eagle Lifestyle Nutrition, Inc. for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of income, shareholders' equity (deficit) and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of income, shareholders' equity (deficit) and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of income, shareholders' equity (deficit) and cash flows. We believe that our audit of the statements of income, shareholders' equity (deficit) and cash flows provides a reasonable basis for our opinion.

In our opinion, the statements of income, shareholders' equity (deficit) and cash flows referred to above presents fairly, in all material respects, the results of the operations of Eagle Lifestyle Nutrition, Inc. for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

/s/Harlan & Boettger
San Diego, California
December 1, 1996

             5415 Oberlin Drive   San Diego, California 92121
            Telephone (619) 535-2000   Facsimile (619) 535-2015


                 SUPRALIFE INTERNATIONAL AND SUBSIDIARIES
                ------------------------------------------
                (Formerly Eagle Lifestyle Nutrition, Inc.)

                        CONSOLIDATED BALANCE SHEETS
                        ---------------------------
                     AS OF DECEMBER 31, 1997 AND 1996
                     ---------------------------------

                                  ASSETS
                                  -------



                                                1997          1996
                                             ----------    ----------

Current Assets:
  Cash                                       $1,444,471    $3,423,361
  Inventory                                     510,931       794,323
  Prepaid and deferred
    taxes                                       771,275       245,075
  Prepaid expenses and other                    238,819       323,491
                                             ----------    ----------
      Total current assets                    2,965,496     4,786,250

RELATED PARTY NOTES RECEIVABLE                  442,365       388,624

PROPERTY AND EQUIPMENT, net                   1,539,269       916,380

OTHER ASSETS:
  Deposits and other                             56,271        83,599
  Deferred tax asset                             59,177       201,173
  Goodwill, net                                  83,678         -
                                             ----------    ----------
                                             $5,146,256    $6,376,026
                                             ==========    ==========

                The accompanying notes are an integral part
                   of these consolidated balance sheets.





                 SUPRALIFE INTERNATIONAL AND SUBSIDIARIES
                ------------------------------------------
                (Formerly Eagle Lifestyle Nutrition, Inc.)

                        CONSOLIDATED BALANCE SHEETS
                        ---------------------------
                     AS OF DECEMBER 31, 1997 AND 1996
                     ---------------------------------

                   LIABILITIES AND SHAREHOLDERS' EQUITY
                   ------------------------------------


                                                1997          1996
                                             ----------    ----------
Current Liabilities:
  Accounts payable                           $  556,497    $1,303,293
  Accrued liabilities                           720,727       767,076
  Commissions and incentives payable          1,000,384     2,731,618
  Current portion of capital lease
    obligations                                 198,420        33,839
  Customer advances                              44,623        85,648
                                             ----------    ----------
      Total current liabilities               2,520,651     4,921,474
                                             ----------    ----------
Capital Lease Obligations, net of current
  portion                                       546,518        48,637
                                             ----------    ----------

Commitments and contingencies (Notes 8 and 9)

Shareholders' equity:
  Preferred stock, no par value, 5,000,000
    shares authorized, no shares issued or
    outstanding                                   -             -
  Common stock, no par value, 20,000,000
    shares authorized, 9,928,065 shares
    issued and outstanding, at December 31,
    1997 and 1996                             1,526,450     1,526,450
  Stock subscription notes receivable         (970,713)   (1,116,314)
  Retained earnings                           1,523,350       995,779
                                             ----------    ----------
      Total shareholders' equity              2,079,087     1,405,915
                                             ----------    ----------
                                             $5,146,256    $6,376,026
                                             ==========    ==========

                The accompanying notes are an integral part
                   of these consolidated balance sheets.





                 SUPRALIFE INTERNATIONAL AND SUBSIDIARIES
                ------------------------------------------
                (Formerly Eagle Lifestyle Nutrition, Inc.)

                     CONSOLIDATED STATEMENTS OF INCOME
                     ---------------------------------
           FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
           ----------------------------------------------------


                                    1997        1996         1995
                                ----------- -----------  -----------

NET SALES                       $29,112,646  $33,331,020  $10,477,803
                                -----------  -----------  -----------
OPERATING EXPENSES:
  Cost of sales                   6,407,504    6,888,508    1,998,544
  Commissions and incentives      9,308,846   14,136,553    4,322,270
  Selling, general and
    administrative                9,587,137    7,179,742    4,025,502
                                -----------  -----------  -----------
      Total operating expenses   25,303,487   28,204,803   10,346,316
                                -----------  -----------  -----------
      Income from operations      3,809,159    5,126,217      131,487

INTEREST INCOME AND OTHER, net       72,122      197,202      100,374
                                -----------  -----------  -----------

INCOME BEFORE PROVISION FOR
  INCOME TAXES                    3,881,281    5,323,419      231,861

PROVISION (BENEFIT) FOR
  INCOME TAXES                    1,566,657    2,193,000    (179,141)
                                -----------  -----------  -----------
      Net income                $ 2,314,624  $ 3,130,419  $   411,002
                                ===========  ===========  ===========

Basic earnings per share:
  Net income                    $       .23  $       .31  $       .05
                                ===========  ===========  ===========
  Weighted average number
   of common shares               9,928,065    9,983,176    8,167,124
                                ===========  ===========  ===========
Diluted earnings per share:
  Net income                    $       .23  $       .30  $       .04
                                ===========  ===========  ===========
  Weighted average number of
    common shares and common
    stock equivalents             9,928,065   10,402,924   10,015,799
                                ===========  ===========  ===========

                The accompanying notes are an integral part of these consolidated financial statements.





                 SUPRALIFE INTERNATIONAL AND SUBSIDIARIES
                ------------------------------------------
                (Formerly Eagle Lifestyle Nutrition, Inc.)


         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
         ---------------------------------------------------------
           FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
           ----------------------------------------------------


                                                             Stock
                                                          Subscription
                                       Common Stock          Notes
                                    Shares     Amounts     Receivable
                                  ---------   ----------  ------------

Balances, December 31, 1994       5,008,500   $  611,705   $    -

  Issuance of common stock          315,000       74,761        -
  Exercise of common stock
    options                       2,969,190      721,002    (452,876)
  Payments on stock
    subscriptions receivable          -            -          167,512
  Dividends on common stock           -            -            -
  Shareholder borrowings              -            -            -
  Net income                          -            -            -
                                  ---------   ----------   ----------
Balances, December 31, 1995       8,292,690    1,407,468    (285,364)

  Exercise of common stock
    options                       2,770,305    1,454,311  (1,454,311)
  Shareholder borrowings
  Payments on stock
    subscriptions receivable          -            -           40,137
  Stock repurchase and
    retirement                  (1,134,930)  (1,705,329)      583,224
  Conversion of notes receivable      -            -            -
  Dividends on common stock           -            -            -
  Income tax benefit from employee
    stock transaction                 -          370,000        -
  Net income                          -            -            -
                                  ---------   ----------   ----------
Balances, December 31, 1996       9,928,065    1,526,450  (1,116,314)

  Dividends on common stock           -            -            -
  Payments on stock subscription
    notes receivable                  -            -          145,601
  Net income                          -            -            -
                                  ---------   ----------   ----------
Balances, December 31, 1997       9,928,065  $ 1,526,450  $ (970,713)
                                  =========  ===========   ==========


                                                             Total
                                  Receivable   Retained  Shareholders'
                                     From      Earnings      Equity
                                 Shareholder  (Deficit)    (Deficit)
                                 -----------  ---------- -------------
Balances, December 31, 1994      $(410,988)  $(411,803)   $(211,086)

  Issuance of common stock            -           -           74,761
  Exercise of common stock
    options                           -           -          268,126
  Payments on stock
    subscriptions receivable          -           -          167,512
  Dividends on common stock           -        (342,765)    (342,765)
  Shareholder borrowings          (923,315)       -         (923,315)
  Net income                          -         411,002      411,002
                                -----------  ----------   ----------
Balances, December 31, 1995     (1,334,303)    (343,566)    (555,765)

  Exercise of common stock
    options                           -           -            -
  Shareholder borrowings           (92,258)                 (92,258)
  Payments on stock
    subscriptions receivable          -           -           40,137
  Stock repurchase and
    retirement                    1,166,776 (1,294,671)  (1,250,000)
  Conversion of notes
    receivable                      259,785       -          259,785
  Dividends on common stock           -       (496,403)    (496,403)
  Income tax benefit from
    employee stock transaction        -           -          370,000
  Net income                          -       3,130,419    3,130,419
                                 ----------  ----------   ----------
Balances, December 31, 1996           -         995,779    1,405,915

  Dividends on common stock           -     (1,787,053)  (1,787,053)
  Payments on stock
    subscription notes
    receivable                        -           -          145,601
  Net income                          -       2,314,624    2,314,624
                                 ----------  ----------   ----------

Balances, December 31, 1997      $    -      $1,523,350   $2,079,087
                                 ==========  ==========   ==========

     The accompanying notes are an integral part of these consolidated financial statements.






                 SUPRALIFE INTERNATIONAL AND SUBSIDIARIES
                ------------------------------------------
                (Formerly Eagle Lifestyle Nutrition, Inc.)

                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                   -------------------------------------
           FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
           ----------------------------------------------------


                                    1997        1996         1995
                                ----------- -----------  -----------

Cash flows from operating
  activities
  Net income                       $2,314,624  $3,130,419  $  411,002
  Adjustments to reconcile net
    income to net cash provided
    by operating activities:
    Depreciation and amortization     369,909     162,438     104,118
    Loss on impairment of property
      and equipment                     -         368,000       7,215
    Interest capitalized into loans  (21,923)    (70,493)    (66,690)
    Exercise of stock options for
      less than fair market value       -           -         268,127
    Deferred tax asset                 41,996   (185,400)   (215,773)
    Changes in assets and
      liabilities:
      Inventory                       351,156   (500,372)   (145,792)
      Prepaids and other            (306,107)   (239,118)      67,535
      Accounts payable and accrued
        liabilities                 (793,145)   1,727,986   1,204,025
      Commissions and incentives
        payable                   (1,731,234)  1,716,634        -
      Customer advances              (41,025)   (464,223)     461,974
                                   ----------  ----------  ----------
        Net cash provided by
          operating activities        184,251   5,645,871   1,960,676
                                   ----------  ----------  ----------

Cash flows from investing
  activities:
  Capitalized product formulation
    costs -                             -           -        (17,785)
  Acquisition of subsidiaries       (180,000)       -           -
  Purchases of property and
    equipment                       (143,141)   (918,387)   (262,343)
  Notes receivable                   (31,818)    (58,346)       -
                                   ----------  ----------  ----------
        Net cash used in
          investing activities      (354,959)   (976,733)   (280,128)
                                   ----------  ----------  ----------

Cash flows from financing
  activities:
  Payments on notes payable             -           -       (172,022)
  Collections on stock
    subscription notes
    receivable                        145,601      40,137     167,512
  Dividends paid on common stock  (1,787,053)   (496,403)   (342,765)
  Payments under capital lease
    obligations                     (166,730)   (138,611)    (34,074)
  Stock repurchase                      -     (1,250,000)       -
  Loans made to shareholders            -        (92,258)   (856,625)
  Proceeds from private placement       -           -          74,761
                                   ----------  ----------  ----------
        Net cash used in
          financing activities    (1,808,182) (1,937,135) (1,163,213)
                                   ----------  ----------  ----------
Net increase (decrease) in cash   (1,978,890)   2,732,003     517,335

CASH, beginning of the year         3,423,361     691,358     174,023
                                   ----------  ----------  ----------
CASH, end of the year              $1,444,471  $3,423,361  $  691,358
                                   ==========  ==========  ==========

                The accompanying notes are an integral part of these consolidated financial statements.




                 SUPRALIFE INTERNATIONAL AND SUBSIDIARIES
                ------------------------------------------
                (Formerly Eagle Lifestyle Nutrition, Inc.)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                ------------------------------------------


1.   BUSINESS DESCRIPTION

     SupraLife International (formerly Eagle Lifestyle Nutrition, Inc.) and subsidiaries (the "Company") develops, manufactures and distributes preventive health and nutritional products that contain a full spectrum of minerals, vitamins and other nutrients. The Company markets its products in the United States and Europe through a network of independent distributors who use the products themselves or resell them to other distributors or consumers. The Company's active operating subsidiaries consist of Soaring Eagle Ventures, Inc., a California corporation in which most U.S. domestic sales and distribution operations are conducted; SupraLife International, Ltd. and SupraLife International B.V., European corporations in which all European sales and distribution operations are conducted (see Note
     3); Proven Results, Inc. (PRI) a California corporation formed in 1997 that specializes in weight loss seminars and has not yet generated significant revenues; and Naturecuetical International, Inc., a California corporation formed in 1997 to manufacture the Company's core products (see Note 9 - Major Suppliers).

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

     INVENTORY

     Inventory consists primarily of preventive health and nutritional products, and is stated at the lower of cost (using the first-in, first-out method) or market. At December 31, 1996, substantially all inventory consists of finished goods. During 1997, the Company began in-house manufacturing of certain of its products (see Note 9 - Major Suppliers) and accordingly, had approximately $75,000 in raw materials as of December 31, 1997.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, and depreciated using the straight-line method over the estimated useful lives of the assets, which range from five to ten years. Assets under capital leases are depreciated by the straight-line method over the shorter of the lease term or the useful lives of the assets. Maintenance, repairs and minor renewals are charged to operations as incurred. Major replacements or betterments are capitalized. When property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are eliminated from the respective accounts and any gain or loss on disposition is reflected in operations.

     EXCESS OF COST OVER NET ASSETS ACQUIRED

     The excess of cost over the fair value of net assets acquired (goodwill) is amortized using the straight-line method over 15 years. The Company periodically re-evaluates the original assumptions and rationale utilized in the establishment of the carrying value and estimated life of the asset. The determinants used for this evaluation include management's estimate of the asset's continuing ability to generate positive income from operations and positive cash flow in future periods as well as the strategic significance of the intangible asset to the Company's business objectives. Management believes that there has been no impairment of the goodwill as reflected in the Company's consolidated financial statements as of December 31, 1997.

     PRODUCT DEVELOPMENT AND CONSULTING

     The Company uses various consultants (see Note 7) to perform research and development activities and to consult and speak, on behalf of the Company and its distributors, related to existing and future products and nutrition. These costs are expensed as incurred. During 1997, 1996 and 1995, the Company incurred approximately $440,000, $230,000 and $82,000, respectively, on these activities.

     REVENUE RECOGNITION

     The Company generally receives payment for product sales at the time orders are placed by independent distributors. Sales are recorded when products are shipped to the customer. Customer advances represent cash received for unshipped merchandise.

     Net sales represent orders shipped, less returns and allowances. Provisions are made for estimated returns and allowances at the time of sale.

     COMMISSIONS AND OTHER INCENTIVES

     The Company compensates its distributors through commissions and other incentives which reward the distributors for sales, the sign-up of new distributors and achievement of certain milestones.
     Commissions are recorded when the merchandise is shipped. Payments of commissions are generally paid within the two month period following the sale.

     CREDIT CARD POLICY

     The Company receives a significant percentage of its sales proceeds through credit card purchases by its distributors. Credit under these accounts is extended by third parties, and accordingly, the Company bears minimal financial risk under these agreements. The Company's agreements with third-party credit companies provide for the electronic processing of credit approvals and electronic submission of transactions. The Company is required to maintain certain cash balances which guarantee credit card chargebacks. The balance of such restricted cash was approximately $142,000 and $220,000 at December 31, 1997 and 1996, respectively. Fees incurred on credit card sales are included in selling, general and administrative expenses and were approximately $851,000, $861,000 and $350,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

     INCOME TAXES

     In accordance with SFAS No. 109 "Accounting for Income Taxes," the Company recognizes an asset or liability for the deferred tax consequences of temporary differences between tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and disclosures in the accompanying notes. Actual results could differ from those estimates.

     STOCK-BASED COMPENSATION

     The Company currently accounts for its stock-based compensation plans using the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25).

     In 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). Under the provisions of SFAS 123, companies can elect to account for stock-based compensation plans using a fair-value-based method or continue measuring compensation expense for those plans using the intrinsic value method prescribed in APB 25. SFAS 123 requires that companies electing to continue using the intrinsic value method must make pro forma disclosures of net income and earnings per share as if the fair-value-based method of accounting has been applied.

     The Company has elected to continue to account for stock-based compensation using the intrinsic value method, but has complied with the pro forma disclosure requirements (see Note 6).

     Foreign Currency Translation

     Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at the exchange rate in effect at the balance sheet date, and revenue and expenses are translated at the average exchange rate for the period. Translation gains or losses of the Company's foreign subsidiaries are not included in net income but are reported as a separate component of stockholders' equity. The functional currency of those subsidiaries is the primary currency in which the subsidiary operates. Gains and losses on transactions in denominations other than the functional currency of the Company's foreign operations, while not material in amount, are included in the result of operations. Most of the Company's worldwide sales and inventory and equipment purchases are denominated in U.S. dollars, and most of the Company's cash is invested in U.S. dollars. As a result, the Company typically does not enter into foreign exchange transactions to hedge balance sheet and intercompany balances against movements in foreign exchange rates.

     Earnings Per Share

     In 1997, the Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share," (EPS) which sets forth the basis for the computation of "basic" EPS and "diluted" EPS. Basic EPS excludes dilution and is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the earnings of the entity. Diluted EPS is computed on the basis of the weighted average shares of common stock outstanding plus common equivalent shares arising from the effect of dilutive stock options, using the treasury-stock method. All EPS amounts for prior years have been restated to conform to these new standards, and the effect of the restatement was not significant. For the year ended December 31, 1997, the effect of common equivalent shares was antidilutive and therefore, they were not included in the calculation of dilutive EPS.

     Recent Accounting Pronouncements

     In 1997, the Financial Accounting Standards Board issued Statement No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and to display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS 130 is effective for fiscal years beginning after December 15, 1997.

3.   ACQUISITIONS

     Effective June 1, 1997, the Company acquired all of the outstanding stock of Vitall International Ltd., Vitall International B.V., and Vitall France S.A.R.L. (together Vitall). Vitall was a small network marketing company with operations primarily in the United Kingdom and the Netherlands. The purchase price, including acquisition costs, was approximately $180,000 in cash. The acquisition was accounted for using the purchase method of accounting. Accordingly, the results of operations of Vitall have been included in these consolidated financial statements from June 1, 1997. All acquired assets and liabilities of Vitall have been recorded at estimated fair market values on May 31, 1997, with the excess of the cost over the net assets acquired of approximately $90,000 allocated to goodwill. Subsequent to the acquisition, the Vitall subsidiaries' names were changed to SupraLife International Ltd., SupraLife International B.V. and SupraLife International S.A.R.L.

4.   PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 1997 and 1996 consists of the following:

                                                1997          1996
                                             ----------    ----------

       Computer equipment                    $1,381,255    $  685,358
       Equipment                                524,011       310,794
       Furniture and fixtures                   267,823       196,461
       Leasehold improvements                   104,354        98,470
                                             ----------    ----------
                                              2,277,443     1,291,083

       Less:  accumulated depreciation
         and amortization                     (738,174)     (374,703)
                                             ----------    ----------
           Property and equipment, net       $1,539,269    $  916,380
                                             ==========    ==========

5.   INCOME TAXES

     The components of the provision (benefit) for income taxes are as follows:


                                    1997         1996          1995
                                 ----------   ----------    ----------

       Current
         Federal                 $1,151,961   $1,852,400    $   -
         State                      372,700      526,000       36,632
                                 ----------   ----------    ---------
                                  1,524,661    2,378,400       36,632
       Deferred provision
         (benefit)                   41,996    (185,400)    (215,773)
                                 ----------   ----------    ---------
       Provision for income
         taxes                   $1,566,657   $2,193,000   $(179,141)
                                 ==========   ==========    =========

     The Company's deferred net tax assets as of December 31, 1997 and 1996, relates to the following temporary differences:

                                                1997          1996
                                             ----------    ----------

       Nondeductible accruals                   191,298        33,200
       Depreciation and amortization              1,163        42,240
       Impairment of fixed assets                40,000       147,200
       State taxes                              126,716       178,533
                                             ----------    ----------
                                             $  359,177    $  401,173
                                             ==========    ==========

     The effective tax rate reflected in the accompanying statements of income differs from the Federal statutory rate primarily as a result of state taxes and permanent differences.

6.   SHAREHOLDERS' EQUITY

     PREFERRED STOCK

     On March 28, 1996, the Board of Directors and shareholders voted to authorize 5,000,000 shares of preferred stock, no par value. The Board of Directors has the right to establish any right and preferences of any series of preferred stock it so authorizes. At December 31, 1997 and 1996, no preferred stock was issued or outstanding.

     Stock Split

     On March 29, 1996 and December 20, 1996, the Company's Board of Directors authorized fifteen-for-one and three-for-one stock splits, respectively, effective for each shareholder of record as of those dates. Accordingly, all share, per share and stock option data have been restated to reflect the splits for all periods presented.

     Purchase of Common Stock

     In October 1996, approximately 4.6 million shares of the Company's then outstanding capital stock was purchased by certain officers and directors from other officers and a director of the Company for approximately $10.6 million. To finance the majority of the purchases, the new shareholders issued notes payable to the former shareholders, which are collateralized by the purchased shares of common stock. Future payments by the new shareholders on the notes payable might be dependent upon cash received from the Company in the form of dividends or compensation. The Company has not guaranteed the payment of these notes and none of the Company's assets have been pledged as collateral on the notes. As of April 1, 1998, certain of the new shareholders were in default on payments due under the notes payable. The parties are currently in discussions to negotiate resolution of this condition which might include foreclosure on the notes.

     Concurrent with the above transaction, in 1996 the Company purchased and retired approximately 1.1 million shares of its capital stock in exchange for $1,250,000 in cash and retirement of $1,750,000 of notes receivable from one of the former shareholders.

     STOCK SUBSCRIPTION NOTES RECEIVABLE

     During the years ended December 31, 1996 and 1995, stock options were exercised by certain members of management and Company employees to purchase 5,739,495 shares of common stock. The shares were sold in exchange for $1,907,186 of five year notes bearing interest at six and one-half percent per annum. Accordingly, these stock subscription notes receivable are reflected in the accompanying consolidated financial statements as a separate component of shareholders' equity. The Company holds the related stock certificates as collateral for the notes.

     STOCK OPTION PLANS

     In 1996, the Company adopted an omnibus stock plan for the granting of incentive stock options, as well as non qualified stock options. The plan provides for the grant of options to purchase shares of common stock to key employees and other persons affiliated with the Company. The right to exercise such options is subject to vesting as defined by the Board of Directors, and terminates 10 years from the date of grant.

     At December 31, 1997, 492,000 options were exercisable under the option plan. Shares available to be granted at December 31, 1997 were 993,000.

     Activity under the option plan is summarized as follows:


                                               Number       Exercise
                                             of Shares       Price
                                             ----------   -----------

       Options outstanding at
         January 1, 1995                      2,574,495   $1.67-$5.00
       Granted                                4,095,000     .25-  .61
       Exercised                            (2,969,190)     .12-  .28
                                             ----------   -----------
       Options outstanding at
         January 1, 1996                      3,700,305    $.25- $.61

       Granted                                1,440,000     .61- 3.17
       Exercised                            (2,770,305)     .61- 1.67
       Terminated                           (1,395,000)     .26-  .28
                                             ----------   -----------
       Options outstanding at
         December 31, 1996                      975,000   $1.67-$3.17

       Granted                                   45,000          5.00
                                             ----------   -----------
       Options outstanding at
         December 31, 1997                    1,020,000   $1.67-$5.00
                                             ==========   ===========

     The outstanding options expire at various dates through 2007.

     Subsequent to year end, the Board of Directors voted to reprice 720,000 of the outstanding options to more closely approximate the fair market value. The options are now exercisable at $.60 per share.

     The Company has adopted Statement of Financial Accounting Standards 123 "Accounting For Stock-Based Compensation" (SFAS 123) and has elected to continue to account for stock options granted under APB 25, which recognizes compensation cost based upon the intrinsic value of the equity award. No compensation expense has been recognized in the consolidated statements of income for any equity awards granted during 1995, 1996 and 1997.

     Under the minimum value pricing model, the options granted to date were determined to have no value. As a result had compensation cost for stock options granted during the years ended December 31, 1997, 1996 and 1995 been determined consistent with SFAS 123, the Company's net income and related per share amounts on a pro forma basis would be the same as reported in the accompanying consolidated statement of income.

7.   RELATED PARTY TRANSACTIONS

     As of December 31, 1997 and 1996, the Company held an interest bearing (6.5%) note receivable of $330,278, due October 1998, from the former majority shareholder of the Company, who continues to serve on the Company's Board of Directors. As of December 31, 1997, accrued interest on the note was approximately $39,000. The Company expects to renegotiate the due date of this note receivable to a period beyond October 1998 and, accordingly, has recorded the asset as long-term. This director also has consulting agreements with the Company for management advisory services. During 1997, payments made under a consulting agreement were $7,500 per month. Effective in February 1998, additional consulting agreements were entered into under which aggregate monthly payments will be $25,000. These agreements expire on January 31, 2000.

     The Company had a consulting agreement with a shareholder who was also a distributor of the Company's products. Under the consulting agreement the shareholder/distributor served as a speaker at distributor recruiting meetings and other promotional events. In 1996 and 1995, payments of approximately $100,000 and $65,000, respectively, were made to the shareholder/distributor under this agreement. On February 22, 1997, the distributor and consulting agreements with this individual were terminated (see also Note 9 - Litigation).

     The Company has a service agreement with an entity owned by a shareholder of the Company. Under the agreement, the related entity conducts new product development and formulation activities and provides educational and promotional services at distributor meetings. In 1997, 1996 and 1995, the Company made payments of approximately $260,000, $124,000 and $90,000, respectively, under this agreement. Additionally, included in notes receivable in the accompanying 1997 and 1996 balance sheets is approximately $70,000 and $58,000, respectively, due from this entity.

8.   LEASES

     OPERATING LEASES

     The Company leases certain facilities and equipment used in its operations under non-cancelable operating leases. Future minimum lease payments for operating leases at December 31, 1997, were as follows:

       Year Ending December 31,                          Amount
       -----------------------                         ----------

          1998                                         $  306,000
          1999                                            270,000
          2000                                            245,000
          2001                                            194,000
          2002                                            135,000
          Thereafter                                       40,000
                                                       ----------
                                                       $1,190,000
                                                       ==========

     Rent expense for such leases was approximately $275,000,$189,000 and $140,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

     CAPITAL LEASES

     The Company leases computers and other equipment under capital lease agreements. These agreements provides for interest rates ranging from 9.5% to 15.6% and expire at various dates through February 2002.

     Future minimum lease payments under capitalized leases and the present value of the minimum lease payments as of December 31, 1997 are as follows:

       Year Ending December 31,                          Amount
       -----------------------                         ----------

          1998                                          $ 278,892
          1999                                            279,322
          2000                                            216,931
          2001                                            151,803
          2002                                             22,114
                                                        ---------
            Total payments                                949,062

          Less:  Amount representing interest           (204,124)
                                                        ---------
            Present value of minimum capital
              lease payments                              744,938

          Less:  Current portion of capital leases      (198,420)
                                                        ---------
          Capital lease obligations, noncurrent         $ 546,518
                                                        =========

9.   COMMITMENTS AND CONTINGENCIES

     EMPLOYMENT AGREEMENTS

     Certain officers of the Company have written employment agreements which provide for annual salaries and bonuses based on percentages of net sales and operating profit, as defined. These agreements expire in 1999 to 2001.

     DISTRIBUTION AGREEMENTS

     The Company has entered into distribution agreements with each of its independent distributors. Among other things, these agreements require compliance with the Company's policies and procedures. Violations of the Company's stated policies and procedures by a distributor may ultimately result in termination of the related distributorship agreement.

     Litigation

     The Company is involved in certain arbitration matters, which are primarily related to the Company's enforcement of its policies in its distributor agreements.

     In addition, a former distributor who is also a shareholder of the Company, has filed a lawsuit against the Company and certain current and former officers, directors and shareholders. The primary claim in this matter alleges violation of federal and state antitrust laws as they relate to a Company policy which prohibits distributors from engaging in a competitive business. In addition, the plaintiff alleges that certain shareholders and officers and directors of the Company engaged in transactions or undertook actions which negatively impacted the former distributor as a minority shareholder.

     The Company believes that all of the legal matters brought against the Company by these distributors are without merit. Legal counsel has advised the Company that it has meritorious defenses to all claims asserted against it and the Company has filed a separate lawsuit against one of the distributors. The Company also intends to vigorously defend itself and strictly enforce contractual compliance with and by its distributors. However, the Company is currently unable to determine the likelihood of a favorable or unfavorable outcome or determine an estimate of potential loss, if any, related to the matters discussed above.

     OTHER

     The Company is subject to numerous federal, state and local laws and regulations which effect its activities and operations. Management believes that the Company is in material compliance with such laws and regulations and that potential liabilities, if any, are not material to the Company's financial position or results of operations.

     MAJOR SUPPLIERS

     Although there are various other sources of supply available, in 1997 and 1996 the Company acquired 100% of its liquid mineral raw material from one vendor, located in Utah. The Company has a purchase commitment with this supplier to purchase annual amounts of raw material of approximately $1.3-$1.9 million through 2005. During 1997, the Company purchased approximately 103,000 gallons below the minimum level required. Although the supplier has the ability to require the Company to purchase up to the minimum level, the supplier has verbally communicated to the Company that it may purchase on an as needed basis. Until the contract is modified in writing, there can be no assurance that the supplier will not assert a claim.

     In December 1997, the Company entered into agreements with consultants to oversee production of certain of the Company's products and provide research and development services. Under the agreements, the Company also purchased production equipment for $100,000 in cash and agreed to pay a minimum of $37,000 a month for production management and research and development services. These agreements expire in 1999. Concurrently, the Company formed a new wholly-owned subsidiary, Natureceutical International, Inc., in which the Company's core products will be manufactured.

10.  SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental disclosures of cash flow information for the years ended December 31, 1997 and 1996 are summarized as follows:


                                    1997         1996          1995
                                 ----------   ----------    ----------

       Cash paid for income
         taxes                   $2,042,494   $2,022,000   $   11,750
                                 ==========   ==========   ==========
       Noncash investing and
         financing activities:
           Capital lease
             obligations
             incurred            $  829,192   $  142,000   $   50,132
                                 ==========   ==========   ==========
       Repurchase of stock in
         exchange for notes
         receivable              $    -       $1,750,000   $    -
                                 ==========   ==========   ==========

11.  SUBSEQUENT EVENTS (UNAUDITED)

     During the six months ended June 30, 1998, the Company incurred a net loss of approximately $977,000 (see unaudited Consolidated Statements of Operations for the six months ended June 30, 1998). The losses during 1998 are primarily the result of the adverse impact on net sales of the terminations in 1997 of certain distributors, the costs of litigation arising from these terminations, the settlement in late April 1998 of litigation by a former vice-president, and start-up losses from PRI and the Company's European operations. These operating losses were funded using cash on hand, resulting in a reduction in cash from approximately $1,444,000 on December 31, 1997 to approximately $507,000 at June 30, 1998, and current liabilities exceeding current assets by approximately $663,000 at June 30, 1998.

     Subsequent to June 30, 1998, the Company reduced headcount, implemented policies to reduce certain other types of expenditures, and is actively pursuing new marketing and distribution opportunities with the goal of increasing sales. Additionally, the Company is seeking new financing which would be used to accelerate growth in the domestic sales network, explore new marketing and distribution opportunities, general working capital, as well as for continued funding of PRI and international operations. The Company currently has no firm commitments for financing, and there can be no assurance that such financing will be available on terms acceptable to management, or available at all. In the event financing is not available on acceptable terms, management plans to further reduce costs, including international operations and PRI and, if necessary, salary expense and other selling, general and administrative costs. Management believes these actions would result in sufficient liquidity to continue operating for at least the next twelve months.


                 SUPRALIFE INTERNATIONAL AND SUBSIDIARIES

                     CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF JUNE 30, 1998 AND 1997


SUPRALIFE INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 1998 AND DECEMBER 31, 1997


ASSETS
                                             June 30,     December 31,
                                               1998           1997
                                           -----------     ----------
                                           (unaudited)

CURRENT ASSETS:
  Cash                                      $  506,970     $1,444,471
  Inventory                                    443,397        510,931
  Prepaid and deferred taxes                 1,035,128        771,275
  Prepaid expenses and other                   481,477        238,819
                                            ----------     ----------
      Total current assets                   2,466,972      2,965,496

RELATED PARTY NOTES RECEIVABLE                 495,832        442,365

PROPERTY AND EQUIPMENT, net                  1,306,252      1,539,269

OTHER ASSETS:
  Deposits and other                           256,064         56,271
  Deferred tax asset                            59,177         59,177
  Goodwill, net                                 80,678         83,678
                                            ----------     ----------
TOTAL ASSETS                                $4,664,975     $5,146,256
                                            ==========     ==========


SUPRALIFE INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30,1998 AND DECEMBER 31, 1997

LIABILITIES AND SHAREHOLDERS' EQUITY

                                             June 30,     December 31,
                                               1998           1997
                                           -----------     ----------
                                           (unaudited)

CURRENT LIABILITIES:
  Accounts payable                          $  747,976     $  556,497
  Accrued liabilities                        1,111,475        720,727
  Commissions and incentives payable         1,034,889      1,000,384
  Current portion of capital lease
    obligations                                198,420        198,420
  Customer advances                             37,038         44,623
                                            ----------     ----------
      Total current liabilities              3,129,798      2,520,651
                                            ----------     ----------
CAPITAL LEASE AND OTHER LONG-TERM
  OBLIGATIONS, net of current portion          733,764        546,518
                                            ----------     ----------

COMMITMENTS AND CONTINGENCIES SHAREHOLDERS' EQUITY:
  Preferred stock, no par value,
    5,000,000 shares authorized, no
    shares issued or outstanding                 -              -
  Common stock, no par value,
    20,000,000 shares authorized,
    9,605,565 shares issued and
    outstanding, at June 30, 1998
    and 9,928,065 at December 31, 1997       1,226,450      1,526,450
  Stock subscription notes receivable        (970,713)      (970,713)
  Retained earnings                            545,676      1,523,350
                                            ----------     ----------
      Total shareholders' equity               801,413      2,079,087
                                            ----------     ----------
                                            $4,664,975     $5,146,256
                                            ==========     ==========


The accompanying notes are an integral part of these consolidated balance sheets.



SUPRALIFE INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997


                                               1998           1997
                                            ----------    -----------
                                           (unaudited)    (unaudited)

NET SALES                                   $7,949,828    $18,813,390
                                            ----------    -----------
OPERATING EXPENSES:
  Cost of sales                              1,893,043      4,380,247
  Commissions and incentives                 2,528,033      6,292,244
  Selling, general and administrative        4,660,113      4,605,621
  Legal settlement                             320,000           -
                                            ----------    -----------
      Total operating expenses               9,401,189     15,278,112
                                            ----------    -----------
      Income (loss) from operations        (1,451,361)      3,535,278

INTEREST INCOME (EXPENSE) AND
  OTHER, net                                  (31,313)        121,815
                                            ----------    -----------

INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES                             (1,482,674)      3,657,093

PROVISION (BENEFIT) FOR INCOME TAXES         (505,000)      1,463,000
                                            ----------    -----------
      Net income (loss)                    $ (977,674)    $ 2,194,093
                                            ==========    ===========

BASIC EARNINGS PER SHARE:
  Net income (loss)                         $    (.10)    $       .22
                                            ==========    ===========
  Weighted average number of common
    shares                                   9,821,746      9,928,065
                                            ==========    ===========
DILUTED EARNINGS PER SHARE:
  Net income (loss)                         $    (.10)    $       .21
                                            ==========    ===========
  Weighted average number of common
    shares and common stock
    equivalents                              9,821,746     10,311,488
                                            ==========    ===========


The accompanying notes are an integral part of these consolidated financial statements.



SUPRALIFE INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 1998 AND 1997



                                               1998          1997
                                            ----------    -----------
                                           (unaudited)    (unaudited)

NET SALES                                   $3,750,087    $ 7,474,968
                                            ----------    -----------
OPERATING EXPENSES:
  Cost of sales                                867,876      1,756,991
  Commissions and incentives                 1,200,564      2,743,522
  Selling, general and administrative        2,274,498      2,620,866
                                            ----------    -----------
      Total operating expenses               4,342,938      7,121,379
                                            ----------    -----------
      Income (loss) from operations          (592,850)        353,589

INTEREST INCOME (EXPENSE) AND OTHER, net       (6,540)         74,136
                                            ----------    -----------

INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES                               (599,390)        427,725

PROVISION (BENEFIT) FOR INCOME TAXES         (205,000)        171,090
                                            ----------    -----------
      Net income (loss)                    $ (395,890)    $   256,635
                                            ==========    ===========

BASIC EARNINGS PER SHARE:
  Net income (loss)                         $    (.04)    $       .03
                                            ==========    ===========
  Weighted average number of common
    shares                                   9,715,428      9,928,065
                                            ==========    ===========
DILUTED EARNINGS PER SHARE:
  Net income (loss)                         $    (.04)    $       .02
                                            ==========    ===========
  Weighted average number of common
    shares and common stock
    equivalents                              9,715,428     10,311,488
                                            ==========    ===========




SUPRALIFE INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                               1998           1997
                                            ----------    -----------
                                           (unaudited)    (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                        $ (977,674)     $2,194,093
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Depreciation and amortization              236,016        155,672
    Deferred tax asset
    Changes in assets and liabilities:
      Inventory                                 67,534         11,783
      Prepaids and other                     (706,303)      (828,158)
      Accounts payable and accrued
        liabilities                            582,227         97,703
      Commissions and incentives payable        34,505    (1,322,368)
      Customer advances                        (7,585)        164,352
                                            ----------     ----------
        Net cash provided by (used in)
          operating activities               (771,280)        473,077
                                            ----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Notes receivable                            (53,467)       (38,275)
                                            ----------     ----------
        Net cash used in investing
          activities                          (53,467)       (38,275)
                                            ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Collections on stock subscription notes
    receivable                                     -          110,931
  Dividends paid on common stock                   -      (1,290,648)
  Payments under capital lease
    obligations                              (112,754)        (6,738)
                                            ----------     ----------
        Net cash used in financing
          activities                         (112,754)    (1,186,455)
                                            ----------     ----------
NET DECREASE IN CASH                         (937,501)      (751,653)

CASH, beginning of the period                1,444,471      3,423,361
                                            ----------     ----------
CASH, end of the period                     $  506,970    $ 2,671,708
                                            ==========     ==========


The accompanying notes are an integral part of these consolidated financial statements.



                 SUPRALIFE INTERNATIONAL AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   General:

     Management has elected to omit substantially all notes to the unaudited interim financial statements. Reference should be made to the Company's annual report for the year ended December 31, 1997 as this report incorporates the Notes to the Company's year-end financial statements.

2.   Unaudited Interim Information:

     The unaudited interim financial statements contain all necessary adjustments (consisting of only normal recurring adjustments) which, in the opinion of management, are necessary for a fair statement of the results for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of those expected for the year.

3.   Summary of Significant Accounting Policies

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

     Inventory

     Inventory consists primarily of preventive health and nutritional products and related raw materials. Inventory is stated at the lower of cost (using the first-in, first-out method) or market.

     Property and Equipment

     Property and equipment is stated at cost, and depreciated using the straight-line method over the estimated useful lives of the assets, which range from five to ten years. Assets under capital leases are depreciated by the straight-line method over the shorter of the lease term or the useful lives of the assets. Maintenance, repairs and minor renewals are charged to operations as incurred. Major replacements or betterments are capitalized. When property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are eliminated from the respective accounts and any gain or loss on disposition is reflected in operations.

     Revenue Recognition

     The Company generally receives payment for product sales at the time orders are placed by independent distributors. Sales are recorded when products are shipped to the customer. Customer advances represent cash received for unshipped merchandise.

     Net sales represent orders shipped, less returns and allowances. Provisions are made for estimated returns and allowances at the time of sale.

     Commissions and Other Incentives

     The Company compensates its distributors through commissions and other incentives which reward the distributors for sales, the sign-up of new distributors and achievement of certain milestones. Commissions are recorded when the merchandise is shipped. Payments of commissions are generally paid within the two month period following the sale.

     Income Taxes

     In accordance with SFAS No. 109 "Accounting for Income Taxes," the Company recognizes an asset or liability for the deferred tax consequences of temporary differences between tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and disclosures in the accompanying notes. Actual results could differ from those estimates.

     Earnings Per Share

     In 1997, the Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share," (EPS) which sets forth the basis for the computation of "basic" EPS and "diluted" EPS. Basic EPS excludes dilution and is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the earnings of the entity. Diluted EPS is computed on the basis of the weighted average shares of common stock outstanding plus common equivalent shares arising from the effect of dilutive stock options, using the treasury-stock method. All EPS amounts for prior years have been restated to conform to these new standards, and the effect of the restatement was not significant. For the year ended December 31, 1997, the effect of common equivalent shares was antidilutive and therefore, they were not included in the calculation of dilutive EPS.

3.   Legal Settlement

     In February 1998, the Company terminated the employment of a certain executive who had a guaranteed employment contract. This executive is also associated with a group of investors who owned 322,500 shares of the Company's common stock. In April 1998, the Company signed a settlement agreement with the former executive that provides for payments of $320,000 to the former executive and his attorney over the next 24 months. In addition, the agreement provides for the repurchase of the shares owned by the investment group for $ .93 a share. The payments to repurchase the stock will also be made over a 24 month period. This settlement has been reflected in the June 30, 1998 financial statements.

4.   Purchase of Common Stock

     In October 1996, approximately 4.6 million shares of the Company's then outstanding stock was purchased by certain officers and directors from other officers and a director of the Company. To finance the majority of the purchase, the new shareholders issued notes payable to the former shareholders. As of April 1, 1998 certain of the new shareholders were in default on payments due under the notes payable and on May 1, 1998 the former shareholders foreclosed and received approximately 4 million shares. The remainder of the shares purchased remained with the new shareholders.




                            UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The following Unaudited Pro Forma Condensed Consolidated Balance Sheet has been prepared based on the unaudited historical condensed consolidated balance sheets of SupraLife and 1mage as of June 30, 1998, and gives effect to the merger as if it had occurred as of June 30, 1998. The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1998 and for the year ended December 31, 1997, give effect to the merger as if it had occurred as of January 1, 1997. Pro Forma adjustments are described in the accompanying notes. The Unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of the actual results of operations that would have been reported had the merger been consummated as of January 1, 1997, nor do they purport to indicate the results of future operations of the combined companies. Furthermore, the pro forma results do not give effect to any cost savings or incremental costs which may occur as a result of the merger. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made. The merger has been accounted for using the purchase method of accounting.


                            PRO FORMA CONDENSED
                        CONSOLIDATING BALANCE SHEET
                               June 30, 1998
                                (Unaudited)



ASSETS:                                       Pro Forma     Pro Forma
                        1MAGE     SupraLife   Adjustment   Consolidated
                      ----------  ----------  ----------   ------------

CURRENT ASSETS
Cash and short-term
   investments        $  125,375 $  506,970   $    -        $  632,345
Accounts receivable      345,588                               345,588
Inventory                 94,122    443,397                    537,519
Prepaid and deferred
   taxes                    -     1,035,128                  1,035,128
Prepaid expenses
   and other               8,951    481,477                    490,428
                      ---------- ----------   --------      ----------
   Total current
      assets             574,036  2,466,972       -          3,041,008

Related party notes
   receivable               -       495,832                    495,832
Property & equipment     120,331  1,306,252                  1,426,583
Software development
   costs                 793,791                               793,791
Goodwill                             80,678 218,303(3)         298,981
Other assets              70,089    315,241                    385,330
                      ---------- ----------   --------      ----------
TOTAL ASSETS          $1,558,247 $4,664,975   $218,303      $6,441,525
                      ========== ==========   ========      ==========


LIABILITIES & SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES
Line of credit        $  131,483 $     -    $     -         $  131,483
Accounts payable         259,059    747,976       -          1,007,035
Accrued expenses         219,041  1,111,475 125,000(3)       1,455,516
Commissions and
   incentives payable       -     1,034,889       -          1,034,889
Other                     21,325    235,458       -            256,783
                      ---------- ----------   --------      ----------
   Total current
      liabilities        630,908  3,129,798    125,000       3,885,706

Obligations under
   capital lease
   & other                 7,317    733,764       -            741,081
Convertible notes
   payable to related
   parties               150,000       -          -            150,000

SHAREHOLDERS' EQUITY
Common stock               8,599  1,226,450(1,199,801)(2)       35,248
Paid in capital        6,852,435       -   (4,797,908)(1,2)  2,054,527
Stock subscription
   notes receivable               (970,713)       -          (970,713)
Retained earnings    (6,091,012)    545,6766,091,012(1)        545,676
                      ---------- ----------  ---------      ----------
   Total shareholders'
      equity             770,022    801,413     93,303       1,664,738
                      ---------- ----------   --------      ----------
                      $1,558,247 $4,664,975   $218,303      $6,441,525
                      ========== ==========   ========      ==========




                            PRO FORMA CONDENSED
                   CONSOLIDATING STATEMENT OF OPERATIONS
                                (Unaudited)
                  For the Six Months Ended June 30, 1998

                                              Pro Forma     Pro Forma
                        1MAGE     SupraLife  Adjustments   Consolidated
                      ----------  ---------  -----------   ------------

NET SALES               $825,740 $7,949,828                 $8,775,568

OPERATING EXPENSES:
   Cost of sales         396,297  1,893,043                  2,289,340
   Commissions and
     incentives             -     2,528,033                  2,528,033
   Selling, general &
     administrative      559,247  4,660,113  10,913(3)       5,220,273
   Legal settlement                 320,000                    320,000
                      ---------- ----------   --------      ----------

   Total operating
      expenses           955,544  9,401,189     10,913      10,367,646
                      ---------- ---------- ----------      ----------
   (Loss) from
      operations       (129,804)(1,451,361)   (10,913)     (1,592,078)

   Interest income
      (loss) and
      other, net        (15,006)   (31,313)                   (46,319)
                      ---------- ---------- ----------      ----------

(LOSS) BEFORE
      PROVISION
      FOR INCOME TAXES (144,810)(1,482,674)   (10,913)     (1,638,397)

(BENEFIT) FOR INCOME
   TAXES                    -     (505,000)                  (505,000)
                      ---------- ---------- ----------      ----------
   Net Income (Loss)  $(144,810)  (977,674)   (10,913)    $(1,133,397)
                      ========== ========== ==========      ==========
EARNINGS PER SHARE:
   Net Income (Loss)     $(0.07)    $(0.10) $     -            $(0.13)
   Weighted avg # of
     common shares     2,142,414  9,821,746(3,212,689)       8,751,471
                      ========== ========== ==========     ===========



                            PRO FORMA CONDENSED
                   CONSOLIDATING STATEMENT OF OPERATIONS
                                (Unaudited)
                             December 31, 1997


                                               Pro Forma    Pro Forma
                        1MAGE      SupraLife  Adjustments  Consolidated
                      ----------  ----------- -----------  ------------

NET SALES             $1,808,791  $29,112,646              $30,921,437

OPERATING EXPENSES:
   Cost of sales         917,988    6,407,504                7,325,492
   Commissions and
      incentives            -       9,308,846                9,308,846
   Selling, general &
     administrative    1,354,469    9,587,137 21,830(3)     10,963,436
                      ----------   ----------  --------    -----------
   Total operating
     expenses          2,272,457   25,303,487    21,830     27,597,774
                      ----------   ----------  --------    -----------
   Income (loss)
      from operations  (463,666)    3,809,159  (21,830)      3,323,663

   Interest income
     (loss) and
     other, net          (6,593)       72,122                   65,529
                      ----------   ----------  --------    -----------
INCOME (LOSS) BEFORE
      PROVISION              FOR
      INCOME TAXES     (470,259)    3,881,281  (21,830)      3,389,192

PROVISION (BENEFIT)
      FOR INCOME TAXES   (5,000)    1,566,657                1,571,657
                      ----------   ----------  --------    -----------
     Net Income
       (Loss)         $(475,259)   $2,314,624  (21,830)     $1,817,535
                      ==========   ========== =========    ===========
EARNINGS PER SHARE:
     Net Income
       (Loss)             $(0.22)       $0.23 $   -              $0.21
     Weighted avg #
       of common
       shares          2,146,331    9,928,065(3,319,008)     8,755,388
                      ==========   ========== =========     ==========

                  NOTES TO PRO FORMA FINANCIAL STATEMENTS


(1) To eliminate the results of operations of 1MAGE prior to the acquisition

(2) To reflect the exchange of SupraLife common stock for 1MAGE common stock

(3) The merger will result in $218,000 in goodwill, representing the difference between the acquisition price for 1MAGE (including acquisition cost) of approximately $796,000 and the net assets acquired of $578,000. The goodwill recorded will be amortized over a ten-year period.